Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-255419, 333-267045, 333-271112 and 333-279010) and registration statements on Form F-3 (Nos. 333-264110, 333-276845 and 333-285501) of our report dated March 31, 2025, with respect to the consolidated financial statements of Steakholder Foods Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 31, 2025